SUB-ITEM 77Q1(a)


                            ARTICLES OF AMENDMENT OF

                      INVESCO COUNSELOR SERIES FUNDS, INC.



         INVESCO Counselor Series Funds, Inc., a Maryland corporation (the "Company"), having its principal office in the State of Maryland at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Company desires to, and does hereby, amend its charter (the "Charter") as currently in effect by deleting in its entirety Article I thereof and in lieu thereof adding a new Article I, as follows:

                                   "ARTICLE I

                                 NAME AND TERM

         The name of the corporation is AIM Counselor Series Funds, Inc. (the "Company"). The Company shall have perpetual existence."

         SECOND: The amendment of the Charter as hereinabove set forth has been duly approved by a majority of the entire Board of Directors of the Company. Such amendment is limited to a change expressly authorized by ss.2-605 of the Maryland General Corporation Law, as amended, to be made without action by the stockholders of thE Company.

         THIRD: The undersigned President of the Company acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         FOURTH: The amendment to the Charter set forth above in FIRST shall become effective on October 1, 2003.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of September 2003.



                                              By: /s/ Raymond R. Cunningham
                                                  -----------------------------
                                                  Name:  Raymond R. Cunningham
                                                  Title: President

ATTEST:


By: /s/ Glen A. Payne
    --------------------------
    Name: Glen A. Payne
    Title: Secretary


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